UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

PhaseBio Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01Entry into a Material Definitive Agreement.

On April 1, 2019, PhaseBio Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with Wacker Biotech GmbH (“Wacker”), pursuant to which Wacker granted the Company an exclusive license under certain of Wacker’s intellectual property rights to use Wacker’s proprietary E. coli strain for the manufacture of PB2452 worldwide outside of specified Asian countries, and to commercialize PB2452, if approved, manufactured by or on behalf of the Company using Wacker’s proprietary E. coli strain throughout the world.  The Company has the right to grant sublicenses under the license, subject to certain conditions as specified in the Agreement.  Under the terms of the Agreement, the Company is required to pay a fixed nominal per-unit royalty, which is subject to adjustment, and an annual license fee in a fixed Euro amount in the low to mid six digits. The Agreement will be in force for an indefinite period of time, and upon the expiration of the Company’s royalty obligations, the license will be considered fully paid and will convert to a non-exclusive license.  Either party may terminate the Agreement for breach if such breach is not cured within a specified number of days.

A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.  The Company intends to omit certain portions of the Agreement because they are not material and would likely cause competitive harm to the Company if publicly disclosed.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 2, 2019, Linda Tufts provided notice to the board of directors (the “Board”) of the Company of her decision to not stand for re-election as a Class I director at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”). Ms. Tufts has served as a valued member of the Board since March 2018 and currently serves as a member of the Audit Committee. Ms. Tufts’ decision not to stand for re-election was not the result of any disagreement with the Company but rather is in accordance with the governance guidelines of her employer. The Company thanks Ms. Tufts for her many contributions as a director.

In connection with Ms. Tufts’ decision to not stand for re-election as a Class I director, the Nominating and Corporate Governance Committee appointed Richard van den Broek to replace Ms. Tufts as a member of the Audit Committee and Edmund Harrigan to serve as a member of the Compensation Committee, each effective immediately upon the conclusion of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: April 4, 2019	By:	/s/ John Sharp
John Sharp
Chief Financial Officer